UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2019

Date of Report

(Date of earliest event reported)

NATUR INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jachthavenweg 124

1081 KJ Amsterdam

The Netherlands

(Address of principal executive offices)

011-31-20-578-7700

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Natur International Corp. (the “Company”) has taken action to expand the board and add a new board member and to appoint Mr. Louis Francois Desiré van der Minne to serve as a director of the Company until his replacement or earlier resignation or retirement, effective as of March 1, 2019.

Mr. van der Minne, age 71, has been retired since 2013 after serving in a strategic advisory role to Heineken NV from 2009. Prior to that role, Mr. van der Minne spent 35 years with Heineken NV in a series of increasingly responsible roles, including Chief Executive Officer of Heineken USA, Inc. from 2000 to 2006. Mr. van der Minne has been appointed as a director of the Company for his knowledge of consumer goods development, commercialization and profitability.

Mr. van der Minne will be compensated with an annual payment of Euro 24,000 and reimbursement of his expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUR INTERNATIONAL CORP.,
a Wyoming corporation

Dated: March 4, 2019	By:	/s/ Rob Paladino
	Name: Title:	Rob Paladino Chief Executive Officer

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